SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Data of Report (Date of earliest event reported)  October 16, 2002
                                                         ----------------

                         Commission file number  0-16079
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                             AIR METHODS CORPORATION
                             -----------------------
             (Exact name of Registrant as Specified in Its Charter)


          Delaware                                       84-0915893
          --------                                       ----------
(State or Other Jurisdiction of                       (I.R.S. Employer
 Incorporation or Organization)                     Identification Number)



7301  South  Peoria,  Englewood,  Colorado                     80112
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 (Address of Principal Executive Offices)                    (Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 792-7400
                                                           --------------


     Former Name, Former Address and Former Fiscal Year, if Changed Since Last
                                  Report:  N/A


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Rocky Mountain Holdings, L.L.C.
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On  October  16,  2002, Air Methods Corporation (the "Company") acquired 100% of the membership interest of Rocky Mountain Holdings, L.L.C. ("RMH"), a Delaware limited liability company, from Rocky Mountain Holdings, Inc. and AMC Helicopters, Inc. The $28 million cash purchase price for RMH was increased to $33.6 million to reflect increases in net equity since December 31, 2001, which also decreased RMH's indebtedness at closing. RMH's long-term debt and outstanding balances on RMH's line of credit totaled $36.2 million as of September 30, 2002. Except for approximately $1.6 million of RMH debt that was repaid in connection with the acquisition, the long-term debt remains outstanding, either as debt of RMH or as debt assumed or replaced by the Company. The $5 million outstanding balance on the RMH line of credit was rolled into the new revolving credit facility described below. The purchase price is subject to changes in net equity from September 30, 2002, until the date of closing, to be determined by independent audit within 60 days of the closing date.

The purchase price was negotiated by the Company and the sellers, and includes an earn-out provision under which the sellers may receive up to $2.6 million of additional consideration over the next nine years based on actual collections against certain receivables. The Company incurred costs and fees of approximately $1 million in connection with the acquisition, including legal fees of Company counsel and a fee of $750,000 paid to Americas Partners for its services in connection with the acquisition. Ralph Bernstein and Morad Tahbaz, directors of the Company, are partners of Americas Partners. In addition, the Company incurred debt origination fees and expenses of approximately $2.6 million, including fees paid to CIBC World Markets Corp. for investment banking services in arranging the financing for the acquisition and legal fees paid to counsel for the lenders.

RMH pioneered the first hospital-based air medical service program over thirty years ago and currently provides air medical transport services throughout the United States under both the community-based and hospital-based service delivery models utilizing a fleet of over 80 helicopters and fixed-wing aircraft. RMH also maintains a national dispatch and communications center in Omaha, Nebraska, and aircraft maintenance and overhaul operations at its Provo, Utah headquarters and in Greenville, South Carolina. The Company plans to continue all of RMH's operations and to retain the RMH bases, equipment and air medical transport service personnel. Certain of the RMH administrative functions are planned to be combined with those of the Company. For 2001, RMH had revenues and net income of $87.9 million and $2.6 million, respectively, and for the nine months ended September 30, 2002, RMH had revenues and net income of $76.2 million and $5.5 million, respectively. RMH's assets at September 30, 2002 were $80.4 million.

Financing the Acquisition
-------------------------

Subordinated Notes. The purchase price was financed in part through the issuance
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of  $23  million  in  subordinated  notes  (the  "Notes")  to Prudential Capital
Partners, L.P. and an affiliate of PCP ("PCP"). Each of the Company and its subsidiaries, RMH, Arch Air Medical Services and Mercy Air Service, is a direct obligor on the Notes and is fully responsible for their payment. The Notes are unsecured and provide for quarterly payment of interest only at 12% per annum, with all principal due October 16, 2007.

Except as set forth below, the Notes may not be prepaid until July 1, 2004, and prepayments after July 1, 2004 will be at a declining premium. Up to 25% of the Notes outstanding at closing may be prepaid at any time without premium with the proceeds of an underwritten public equity offering providing net proceeds to the Company of at least $10 million or, if PCP has transferred at least 50% of its Warrants (described below), a private placement of Company equity securities. In addition, the Company may prepay the Notes held by PCP at par upon the occurrence of a Liquidity Event (generally, a sale of all of the Company's equity or assets) if PCP's "cash on cash" return has exceeded 2:1.

The purchase agreement entered into in connection with the Note issuance (the "SPA") contains various covenants that limit, among other things, the Company's ability to:


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*    create liens;
* prepay indebtedness (except in connection with refinancing of Aircraft Indebtedness);
*    make certain loans;
*    engage in transactions with affiliates on other than arms' length terms;
*    make any material change to the nature of the Company's business;
*    sell or discount receivables;
*    lease real property in excess of specified expenditure levels;
*    enter into a merger or consolidation;
*    sell assets; or
*    pay dividends.

With certain exceptions, the Company may not permit the aggregate of (i) new indebtedness, plus (ii) the net present value of future lease payments under newly originated operating leases, plus (iii) Unfinanced Capital Expenditures (as defined) (collectively (i), (ii) and (iii) being referred to as "Capital Debt") to exceed $33 million per year in 2003 and 2004 and $38.5 million per year in 2005 and thereafter. The Company is also subject to a limitation on the amount it may expend in acquisitions without prior consent of the majority of the noteholders ($12.5 million in 2003, $20 million in 2004 and $30 million per year thereafter), which amount may be increased during 2004 and 2005 with 50% of the proceeds of a public equity offering by the Company.

The SPA also contains covenants requiring the Company to maintain:

* a Fixed Charge Coverage Ratio (as defined) of not less than 1:1 for 2003 (increasing thereafter);
* a total debt to EBITDA ratio of not more than 4.05:1.00 (increasing after 3/31/04);
*    a minimum net worth;
*    a senior debt to EBITDA ratio of 3.05:1.00 (decreasing after 3/31/04); and
*    a minimum EBITDA of $26.6 million (increasing after 1/1/04).

Payment obligations under the Notes accelerate upon the occurrence of defined events of default, including the following: failure to pay principal or interest or to perform covenants included in the SPA, the senior credit facility or other indebtedness; events of insolvency or bankruptcy, judgments of $500,000 that are not paid or discharged timely; failure to file and keep effective a registration statement relating to the Warrants issued to PCP; and a Change of Control. A Change of Control occurs when (i) any person becomes the beneficial owner of 40% or more of the Company's stock, (ii) directors of the Company at October 16, 2002, or directors approved by them, cease to comprise a majority of the Company's board of directors, (iii) foreign persons in the aggregate own or control 20% or more of the Company's voting stock, or (iv) the Company or any subsidiary that holds an air carrier certificate ceases to be a citizen of the United States. If the Notes are prepaid prior to final maturity, a Yield Maintenance Payment is required that is designed to provide the holders with approximately the same amount of interest they would have received had the Notes been paid at maturity.

The Company also issued transferable warrants ("Warrants") to PCP to purchase 443,224 shares of Air Methods Common Stock with an exercise price of at $.06 per share, exercisable through October 2008, and entered into a Stockholders' Agreement with PCP. Under the Stockholders' Agreement, the Company is required to file a registration statement by December 30, 2002 registering the common stock underlying the Warrants, to have such registration statement declared effective within 90 days after filing, and to maintain the effectiveness of the registration statement continuously thereafter. Failure to satisfy any of these obligations will result in monetary penalties (beginning at $38,333 per month, increasing monthly) and can constitute an event of default under the SPA.


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One  representative  of  PCP  is  permitted  to participate in all Company board meetings as an observer. If the Company issues equity securities in the future (other than in a public offering), any holder of unexercised Warrants is entitled to pre-emptive rights to participate in that offering to maintain the percentage ownership represented by the unexercised Warrants.

Senior  Credit  Facility.  To  finance  the  remainder of the purchase price and
------------------------
related closing costs and to provide working capital and letter of credit availability for the combined entities, Air Methods entered into a $35 million revolving credit facility with certain lenders, with PNC Bank, National Association (PNC) acting as agent. Borrowings under the credit facility are secured by substantially all of the Company's non-aircraft assets, including accounts receivable, inventory, equipment and general intangibles. Indebtedness under the credit facility will have a first priority claim to the assets pledged to secure it. The Company and its three subsidiaries are each a direct obligor on the credit facility. The facility matures October 16, 2006 but can be prepaid at any time, subject to payment of an early termination fee ranging from .25% to 2% if the termination occurs prior to October 16, 2004.

Indebtedness under the credit facility will bear interest, at the Company's option, at either (i) the higher of the federal funds rate plus 0.50% or the prime rate as announced by PNC plus an applicable margin ranging from 0 to 0.75% or (ii) at a rate equal to LIBOR plus an applicable margin ranging from 1.75% to 3.00%. The applicable margin in each case is based upon the ratio of senior debt (as defined in the credit facility) to EBITDA (as defined in the credit facility) for the four most recently completed fiscal quarters.

The amount of borrowing permitted under the credit facility is based on a borrowing base comprised of (i) 75% of accounts receivable from Medicare, Medicaid, insurance companies and community-based payors and 85% of other accounts receivable, and (ii) the lesser of (A) 60% of inventory valued at the lower of cost or market, (B) 85% of inventory valued at liquidation value, or
(C) $15 million. Based on assets at the time of the closing, approximately $33.6 million was available under the credit facility, and borrowings under the credit facility at closing were approximately $16 million, leaving approximately $17.6 million of unused borrowing availability.

The credit facility contains various covenants that limit, among other things, the Company's ability to:

*    create liens;
*    declare dividends;
*    make loans and investments;
*    enter into real property leases exceeding specified expenditure levels;
*    make any material change to the nature of the Company's business;
* enter into any transaction with affiliates other than on arms' length terms;
* prepay indebtedness, except in connection with refinancing Aircraft Indebtedness or, with respect to the Notes issued to PCP, with proceeds of equity issuances;
*    enter into a merger or consolidation; or
*    sell assets.

The  credit agreement also contains covenants requiring the Company to maintain:

* a fixed charge coverage ratio of not less than 1.1:1.00 (increasing after 1/1/04); and
*    a minimum net worth.

With certain exceptions the Company may not permit its Capital Debt to exceed $30 million per year in 2003 and 2004 and $35 million per year in 2005 and 2006. Under the credit facility the Company may not expend more than $10 million per year for acquisitions without prior consent of the majority of the member banks, and debt incurred in any acquisition must be less than twice the cash purchase price. No acquisition may occur without prior consent unless there is $10 million of undrawn availability under the credit facility.


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Payment  obligations under the credit facility accelerate upon the occurrence of defined events of default, including the following: failure to pay principal or interest, or to perform covenants, under the credit facility, the Notes or other indebtedness; events of insolvency or bankruptcy; judgments of $250,000 are not paid or discharged timely; failure to maintain the first priority status of liens under the credit facility; levy against a material portion of the Company's assets; default under the Notes; suspension of material governmental permits; interruption of operations at any Company facility that has a material adverse effect; and a Change of Control (which has the same definition in the credit facility as in the SPA).

The descriptions of the Subordinated Notes and the Senior Credit Facility are summaries, and do not contain all of the exceptions and qualifications that may apply. Reference is made to the copies of such documents filed as exhibits to this Form 8-K.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

The financial statements and pro forma financial information related to this transaction will be filed within 60 days of the filing of this report. The following exhibits are filed as part of this report:

     2.1 Membership Interest Purchase Agreement, dated June 6, 2002, among Air Methods Corporation; Rocky Mountain Holdings, LLC; Rocky Mountain Holdings, Inc.; and AMC Helicopters, Inc.

     4.1 Common Stock Purchase Warrant, dated October 16, 2002, between Air Methods Corporation and Prudential Capital Partners Management Fund, L.P.

     4.2 Common Stock Purchase Warrant, dated October 16, 2002, between Air Methods Corporation and Prudential Capital Partners, L.P.

     10.1 Revolving Credit and Security Agreement, dated October 16, 2002, among Air Methods Corporation; Rocky Mountain Holdings, LLC; Mercy Air Service, Inc.; ARCH Air Medical Service, Inc.; and PNC Bank N.A.

     10.2 Securities Purchase Agreement, dated October 16, 2002, between Air Methods Corporation; Rocky Mountain Holdings, LLC; Mercy Air Service, Inc.; ARCH Air Medical Service, Inc.; Prudential Capital Partners, L.P.; and Prudential Capital Partners Management Fund, L.P.

     10.3 Stockholders' Agreement by and between Air Methods Corporation, Prudential Capital Partners, L.P.; and Prudential Capital Partners Management Fund, L.P.

     10.4 Senior Subordinated Note, dated October 16, 2002, between Air Methods Corporation; Rocky Mountain Holdings, LLC; Mercy Air Service, Inc.; ARCH Air Medical Service, Inc.; and Prudential Capital Partners, L.P.

     10.5 Senior Subordinated Note, dated October 16, 2002, between Air Methods Corporation; Rocky Mountain Holdings, LLC; Mercy Air Service, Inc.; ARCH Air Medical Service, Inc.; and Prudential Capital Partners Management Fund, L.P.



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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AIR METHODS CORPORATION



Date:  October 31, 2002             By   \s\   Aaron D. Todd
                                      ------------------------------------------
                                      On behalf of the Company, and as Principal
                                      Financial and Accounting Officer




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